Exhibit 10.2

FORM OF INVESTOR PURCHASE AGREEMENT

July 14, 2008

Pharmasset, Inc.

303-A College Road East,

Princeton, NJ 08540

Ladies and Gentlemen:

The undersigned (the “Investor”), hereby confirms and agrees with you as follows:

1. This Investor Purchase Agreement (the “Agreement”) is made as the date hereof between Pharmasset, Inc., a Delaware corporation (the “Company”), and the Investor.

2. The Company has authorized the sale and issuance to certain investors of up to shares (the “Shares”) of its Common Stock, par value $0.001 per share (the “Common Stock”), for a purchase price of $             per share (the “Purchase Price”) (collectively, the “Offering”). All defined terms used herein and not otherwise defined shall have the same meanings ascribed to such terms in the Placement Agency Agreement dated the date hereof by and among the Company and the Placement Agents named therein (the “Placement Agency Agreement”).

3. The Company and the Investor agree that the Investor will purchase from the Company, and the Company will issue and sell to the Investor, the number of Shares set forth below for the aggregate purchase price set forth below, pursuant to and subject to the Terms and Conditions for Purchase of Shares attached hereto as Annex I. Unless otherwise requested by the Investor and agreed to by the Company, the Shares purchased by the Investor will be delivered by electronic book-entry, registered in the Investor’s name and address as set forth below and will be released by Computershare, the Company’s transfer agent (the “Transfer Agent”), to the Investor at the Closing (as defined in the Terms and Conditions for Purchase of Shares).

4. The Investor confirms that it has had full access to all filings made by the Company with the Securities and Exchange Commission (the “SEC”), including the Registration Statement and any Free Writing Prospectus, and that it was able to read, review, download and print each such filing. On or promptly following the date hereof, the Company will file a prospectus supplement with the SEC containing certain supplemental information regarding the Company and the Offering.

[Remainder of page intentionally left blank. Signature pages follow.]

Number of Shares:

Aggregate Purchase Price: $

Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

AGREED AND ACCEPTED:

Name of Investor:

By:

Name:

Title:

[Signature Page to Investor Purchase Agreement]

PHARMASSET, INC.

By:

Name:

Title:

[Signature Page to Investor Purchase Agreement]

ANNEX I

TERMS AND CONDITIONS FOR PURCHASE OF SHARES

1. Closings and Delivery of the Shares and Funds.

1.1. Closing. The completion of the purchase and sale of the Shares (the “Closing”) will occur at a place and time (the “Closing Date”) to be specified by the Company and the Placement Agents, and of which the Investors will be notified in advance by the Placement Agents. At the Closing, (a) the Company will cause the Transfer Agent to deliver to the Investor the number of Shares set forth on the signature page hereto registered in the name of the Investor or, if so indicated on the Stock Certificate Questionnaire attached hereto as Exhibit A, in the name of a nominee designated by the Investor and (b) the aggregate purchase price for the Shares being purchased by the Investor will be delivered by or on behalf of the Investor to the Company.

1.2. Delivery of Funds. On the Closing Date, the Investor shall remit by wire transfer the amount of funds equal to the aggregate purchase price for the Shares being purchased by the Investor to the following account designated by the Company

Citibank N.A.
ABA Routing No.:	[ ]
FBO:	[ ]
Citigroup Account No.:	[ ]

Further Credit to Citigroup Client:
Account Name:	[ ]
Account Number:	[ ]

Swift Code:	[ ]
(if transferring from a foreign country)

Bank Address:	[ ]
[ ] [ ]

Bank Contact:	[ ]
Tel No.:	[ ]

1.3. Delivery of Shares. On the Closing Date, the Investor shall direct the broker-dealer at which the account or accounts to be credited with the Shares are maintained, which broker/dealer shall be a DTC participant, to set up a Deposit/Withdrawal at Custodian (“DWAC”) instructing the Transfer Agent to credit such account or accounts with the Shares by means of an electronic book-entry delivery. Such DWAC shall indicate the settlement date for the deposit of the Shares, which date shall be provided to the Investor by the Placement Agents. Upon receipt of the funds by the Company, the Company shall direct the Transfer Agent to credit the Investor’s account or accounts with the Shares pursuant to the information contained in the DWAC.

2. Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Investor.

3. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and will not be deemed to be part of this Agreement.

4. Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby.

5. Governing Law. This Agreement will be governed by, and construed in accordance with, the internal laws of the State of New York, without giving effect to the principles of conflicts of law that would require the application of the laws of any other jurisdiction.

6. No Third-Party Beneficiary. Nothing in this Agreement is intended or shall be construed to give the Investor any legal or equitable right, remedy or claim under or in respect of the Placement Agency Agreement or any provision contained therein.

7. Counterparts. This Agreement may be executed in two or more counterparts, each of which will constitute an original, but all of which, when taken together, will constitute but one instrument, and will become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

EXHIBIT A

PHARMASSET, INC.

STOCK CERTIFICATE QUESTIONNAIRE

Pursuant to Section 1 of the Agreement, please allocate the Shares as follows:

ACCOUNT NAME	SHARES

TOTAL